UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): October 26, 2006

                               AMIS HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                     000-50397               51-0309588

(State or other jurisdiction of   (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)



     2300 BUCKSKIN ROAD, POCATELLO, IDAHO                         83201
   (Address of Principal Executive Offices)                     (Zip Code)

                                 (208) 233-4690
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 26, 2006 AMIS Holdings, Inc. announced consolidated financial results for the three- and nine-month periods ended September 30, 2006. The press release announcing these results and a need for the restatement of prior period financial statements is furnished as Exhibit 99.1 to this report.

In connection with the September 2006 preparation and filing of the Company's federal tax return for the year ended December 31, 2005, the Company discovered that it had provided incorrect amounts of income tax expense in its financial statements in 2005 and the first two quarters of 2006 due to a misapplication of federal tax rules applicable to transactions between the Company and its foreign subsidiaries. The problem first occurred in the fourth quarter of 2005. As a result, although neither the Company, nor its independent registered public accounting firm, has concluded that any previously reported financial statements may no longer be relied on, the Company determined it must, nevertheless, restate its previously reported financial statements for 2005 and the first two quarters of 2006 to correct these errors.

The effect of this restatement in 2005 is to increase net income by approximately $1.1 million and increase earnings per share by $0.02.

For 2006, the restatement in first quarter will increase net income by approximately $0.1 million and diluted earnings per share by $0.01. In the second quarter, net income will increase by approximately $0.1 million, with no impact on diluted earnings per share.

These restatements do not affect the income amounts reported for the three and nine months ended October 1, 2005. The restatements have no impact on previously reported net cash flow from operations in any period. The effect of these restatements is reflected in the financial information contained in the press release that is attached as an exhibit to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.       Description
-----------       -----------
99.1              Press Release Dated October 26, 2006





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMIS HOLDINGS, INC.

Date: October 26, 2006                  By: /s/ David A. Henry
----------------------                  ----------------------
                                        Name:  David A. Henry
                                        Title: Senior Vice President and Chief
                                               Financial Officer